Exhibit 11 - Statement Re: Computation of Earnings Per Share

                                     Three months    Six months    Three months    Six months
                                         ended          ended          ended          ended
                                       June 30,       June 30,       June 30,       June 30,
                                         1995           1995           1996           1996
                                                 (000's omitted, except per share data)

   Primary:

   Weighted average shares
    outstanding                          6,000            6,358         6,004          6,003
                                        ======           ======        ======         ======
   Net Income                           $3,218           $4,451        $3,379         $2,228
                                        ======           ======        ======         ======
   Per share amount                      $0.54            $0.70         $0.56          $0.37
                                        ======           ======        ======         ======
   Fully diluted:

   Weighted average shares
    outstanding                          6,000            6,358         6,004          6,003

   Assumed conversion of 10%
    convertible subordinated
    debentures                               0                0         1,012            728
                                         -----            -----         -----          -----
   Totals                                6,000            6,358         7,016          6,731
                                        ======           ======        ======         ======
   Net income                           $3,218           $4,451        $3,379         $2,228

   Add 10% convertible subordinated
    debenture interest, net of
    tax effect                               0                0            74            108
                                         -----            -----         -----          -----
   Totals                               $3,218           $4,451        $3,453         $2,336
                                        ======           ======        ======         ======
   Per share amount                      $0.54            $0.70         $0.49          $0.35
                                        ======           ======        ======         ======